UNITED STATES

SECURITIES AND EXCHANGE SEC

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2010

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(SEC file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

First Place Financial Corp. (the “Company”) is announcing a delay in the filing of its Form 10-K/A for the fiscal year ended June 30, 2010, and its Form 10-Q for the three months ended September 30, 2010.

In a press release dated December 6, 2010, the Company announced its intention to amend its Form 10-K for the fiscal year ended June 30, 2010, and to restate its results of operations and financial condition as of and for the twelve months ended June 30, 2010. The Company also stated its intention to file its amended Form 10-K and its Form 10-Q for the three months ended September 30, 2010, with the Securities and Exchange Commission before December 31, 2010.

The filing of the above reports is contingent upon the completion of a thorough review of the Company’s loan portfolio and related allowance for loan losses. The Company has determined that additional time will be required to complete this review. As a result, the Company’s best estimate at this time is that the above filings will occur sometime during the next 30 to 90 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: December 31, 2010	By:	/s/ David W. Gifford
David W. Gifford Chief Financial Officer